YOUR VOTE IS IMPORTANT SIRIUS SATELLITE RADIO INC. VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypush.com/siri 1-866-785-4033 OR • Use any touch-tone telephone. OR • Mark, sign and date your proxy · Go to the website address listed card . above. • Have your proxy card ready. · Follow the simple recorded • Detach your proxy card. • Have your proxy card ready. instructions. • Return your proxy card in the · Follow the simple instructions that postage-paid envelope provided. appear on your computer screen. 1-866-785-4033 CALL TOLL-FREE TO VOTE t DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET t
Please Vote, Sign, Date and            X Return Promptly in the
Enclosed Envelope. Votes must be indicated x ( ) in Black or Blue ink. FOR AGAINST ABSTAI N 1. To amend Sirius’s certificate of incorporation to increase the number of authorized To change your address, shares of SIRIUS common stock. please mark this box. 2. To approve the issuance of SIRIUS common stock, par value $0.001 per share, and the To include any comments, issuance of a new series of SIRIUS preferred stock, par value $0.001 per share, pursuant please mark this box. to the Merger Agreement, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc., as the same may be amended from time to time. 3. To approve any motion to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting. SCAN LINE The signature should correspond exactly wit h stockholders name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardia n should give their full title . Date Stock Owner sign here Co-Owner sign here

SIRIUS SATELLITE RADIO INC. Proxy Solicited on behalf of theBoard of Directorso f Sirius Satelli teR adio In c. The undersigned here by appoints Patrick L. Donnelly and Ruth A.Z ie gler, and eacho f them, proxies, with full power of substi u t tion in each of th em, fora ndo nb ehalf of h t e undersigned to votea sp roxies, as dir ecteda nd permittedh erein tov ote theu ndersigned's shares of Sirius Satellit e Radio common stock (inclu ding any shareso f common stock which the undersigned has the right to direct thep roxies to vote under h t e Siriu s Satellite Radio Inc. 401(k) Savings Pla n) at th e Special Meeting of Stockholders of SIRIUS SATELLITER ADIO I NC. o t b e held onTuesday, November 13, 2007, at 9:00A .M.,i nt he Audito rium at The Equit able Cente r , 787 Seventh Ave., New York, New York,a nd at any adjournments t h ereof upon matters set forth in theP roxy Statement and, in t h eir ju dgment and discretio n, upon such other busin ess asm ay properly come befo ret hem eeti ng. This proxy when properly executed wil be voted int hem anner dir ected on the reverse hereof by the Stockholder. I f no direction i s made, this proxy will be votedF OR Proposal 1, Proposal 2a nd Proposal 3. ( C ontinued and to be dated and signed on the reverse side) SIRIUS SATELLITE RADIO I NC. P.O . BOX1 1492 NEW YORK, NY1 0203-0492